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                                                               EXHIBIT (4)(l)(5)
                                    DEBENTURE

DATE: June 21, 2002

PARTIES

1. XEROX CAPITAL (EUROPE) PLC, a company incorporated in England (number 3070508) of Bridge House, Oxford Road, Uxbridge, Middlesex UB8 1HS, England, as chargor ("XCE").

2. BANK ONE, NA of One Bank One Plaza - IL 1-0631, 17th Floor, Chicago, IL 60670 as collateral agent and trustee for the Revolving Lenders (together with its successors in title and assigns, the "Collateral Agent").

BACKGROUND

This Debenture is made as a deed to secure amounts expressed to be owed by XCE and outstanding under any of the Loan Documents.

The parties agree by way of deed as follows:

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                             PART I: INTERPRETATION

1.   Interpretation

1.1  Definitions

     In this Debenture:

     "Actionable Event of Default" means an Event of Default specified in clause
     (a), b), (h), (i) or (j) of Section 7.01 of the Credit Agreement.

     "Assigned Agreements" means the Loan Agreements specified in Schedule 2 and any Further Loan Agreements including in each case:

     (a) any form of security, bond, guarantee, indemnity or other support of any kind issued to or expressed to be for the benefit of XCE under or in respect of any such document;

     (b) any and all rights to make claims or otherwise require payment of any amount under, or performance of, any provision of any such document;

     (c) the benefit of the right to sue on all representations, warranties, undertakings or other assurances given to XCE under or in respect of any such document; and

     (d) all causes and rights of action arising under or in respect of any such document against any counterparty to that document.

     "Book Debts" means all debts (including, among other things, book debts) due or owing to XCE other than pursuant to any Assigned Agreement. The expression includes the proceeds of all Book Debts and the benefit of all Security, guarantees, indemnities, letters of credit and insurance held by XCE in relation to Book Debts.

     "Cash Collateralised Letter of Credit" means, at any time, any outstanding Letter of Credit if (x) no Event of Default has occurred and is continuing and (y) Xerox or XCE shall have (i) granted to the Collateral Agent, for the benefit of the Revolving Lenders (or, if the obligations of the Revolving Lenders to reimburse the applicable LC Issuing Banks have been terminated, to such LC Issuing Banks), a security interest in Liquid Investments or (ii) caused a bank acceptable to the Required Revolving Lenders or such LC Issuing Banks, as the case may be, to issue a letter of credit naming the Collateral Agent or such LC Issuing Banks as beneficiary) in either case in an amount at least equal to 105% of the LC Exposure with respect to such Letter of Credit (plus any accrued and unpaid interest thereon) as of the date of release pursuant to Clause 6.1, on terms and conditions and pursuant to documentation reasonably satisfactory to the Required Revolving Lenders or such LC Issuing Banks, as the case may be.

     "Charge" means any type of Security created by, or pursuant to, this Debenture.

     "Charged Derived Assets" means Derived Assets which are Collateral.

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     "Charged Investments" means Investments which are Collateral.

     "Collateral" means the assets subject, or expressed or required to be subject, to the Charges, or any part of those assets.

     "Collateral Account" means the cash collateral account established with the Collateral Agent and notified to XCE.

     "Contingent Secured Sums" means, at any time, any Secured Sums that are contingent in nature at such time, including (without limitation) any obligation under any Loan Document which is:

     (i) an obligation to reimburse a Lender for drawings not yet made under a Letter of Credit;

     (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or

     (iii) any obligation to provide collateral to secure any of the foregoing types of obligation

     "Credit Agreement" means the amended and restated credit agreement dated
     [       ], 2002 and made between Xerox Corporation, a New York corporation,
     XCE and certain other Overseas Borrowers, the Lenders party thereto, Bank One, NA, as Administrative Agent, LC Issuing Bank and Collateral Agent, JPMorgan Chase Bank, as Documentation Agent and Citibank, N.A., as Syndication Agent. References to the "Credit Agreement" include that agreement as it has been and may be novated and amended from time to time.

     "Debt Securities" means debt securities including bonds, notes, certificates of deposit, loan stock and debenture stock;

     "Delegate" means a delegate or sub-delegate appointed pursuant to Clause 14.5.

     "Derived Assets" means all Investments, rights or other property of a capital nature which accrue or are offered, issued or paid in respect of any Investments or any Derived Assets. This may occur, among other ways, by way of bonus, rights, redemption, conversion, exchange, substitution, consolidation, sub-division, preference, warrant, option or purchase.

     "Domestic Guarantee and Security Agreement" means the guarantee and
     security agreement dated [       ], 2002 among Xerox Corporation, the
     Subsidiary Guarantors party thereto and Bank One, NA as Collateral Agent.

     "Dissolution" of a person includes the bankruptcy, insolvency, liquidation, amalgamation, reconstruction, reorganisation, administration under Part II of the Insolvency Act 1986, administrative or other receivership, or dissolution of that person,

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     and any equivalent or analogous proceeding by whatever name known and in whatever jurisdiction.

     "Equity Securities" means all Equity Interests in each Material Foreign Subsidiary directly owned by XCE and incorporated in any part of the United Kingdom.

     "Excluded Assets" means:

     (i) rights of XCE in respect of any asset which is prohibited from being charged to the Collateral Agent as part of the Collateral by any Permitted Encumbrance;

     (ii) Transferred Receivables and (A) any Security and property subject to such Security thereto purporting to secure payment of such Transferred Receivables, (B) leases, guarantees, insurance and other arrangements supporting payment of such Transferred Receivables, (C) rights to payment and collections in respect of such Transferred Receivables, (D) books, records and similar information relating to such Transferred Receivables or to the obligors under such Transferred Receivables, (E) with respect to any such Transferred Receivables, the transferee's interest in assets the sale of which gave rise to such Transferred Receivables and (F) if such Transferred Receivables arise from a lease financing or instalment sale transaction, the assets that are the subject of the underlying transaction and are transferred to a Receivables SPE;

     (iii)  Transferred Intellectual Property Rights;

     (iv)   government and local government Receivables of XCE;

     (v)    Third Party Vendor Financing Assets of XCE;

     (vi)   cash; and

     (vii)  Permitted Investments.

     "Fixtures" means fixtures, fittings (including trade fixtures and fittings) and fixed plant, machinery and equipment.

     "Further Loan Agreement" means any Loan Agreement entered into after the date of this Debenture.

     "General Intangible" has the meaning given to it in Section 1(b) of the Domestic Guarantee and Security Agreement.

     "Insolvency Act" means the Insolvency Act 1986.

     "Intellectual Property Rights" means patents, designs, copyrights, rights in trade marks and service marks, rights in confidential information, rights in know how and any interests (including by way of licence) in any of them. It also includes any associated or similar rights (whether registered or not) and all applications for any of these rights.

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     "Intra-Group Loan Agreement" means any Loan Agreement under which each borrower or beneficiary is a Xerox Company.

     "Investments" means each of the following:

     (A)  Equity Securities;

     (B) Debt Securities issued to XCE by (i) any subsidiary of XCE, (ii) any Affiliate of XCE or (iii) any other issuer over which XCE exercises Control;

     (C)  rights to acquire Investments, including warrants and options;

     (D) rights to participate in a return from Investments held through a unit trust scheme or other scheme involving the sharing of investment returns among participants; and

     (E)  any Derived Assets,

     including, in each case, rights to Investments which are held by a nominee, depositary, custodian or clearing system. These rights may simply be rights to the delivery of Investments which are held on a fungible basis.

     "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all Letters of Credit outstanding at such time plus (b) the aggregate amount of all payments made by an LC Issuing Bank in respect of a drawing under a Letter of Credit that have not yet been reimbursed by XCE at such time. The LC Exposure of any Revolving Lender at any time will be its Revolving Percentage of the total LC Exposure at such time.

     "Letter of Credit" means any Letter of Credit issued for the account of XCE pursuant to the Credit Agreement.

     "Liquid Investments" has the meaning given to it in the Domestic Guarantee and Security Agreement.

     "Loan Agreement" means any agreement pursuant to which XCE agrees to lend moneys to any person and any letter of credit or letter of credit facility agreement provided by XCE to any person.

     "LPA" means the Law of Property Act 1925.

     "Negotiable Instruments" means all bills of exchange, promissory notes and other negotiable instruments of any description beneficially owned by XCE (but excluding any Investments).

     "Non-Contingent Secured Sums" means, at any time, any Secured Sums that are not Contingent Secured Sums.

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     "Permitted Encumbrances" means (i) any legally valid prohibitions on the
     Charge to the Collateral Agent as part of the Collateral of the Equity Interests of any Qualified Turnaround Program Subsidiary pursuant to any agreement entered into in connection with the Turnaround Program with or for the benefit of any other Person owning or acquiring Equity Interests in such a Subsidiary, to the extent the Qualification Requirements have been met with respect to such prohibitions, (ii) (A) any legally valid contractual restrictions in connection with the Turnaround Program that do not prohibit any Xerox Company's Equity Interests in a Turnaround Program Subsidiary from being charged to the Collateral Agent as part of the Collateral or (B) any legally valid contractual restrictions that do not prohibit the granting of a security interest in any Xerox Company's Equity Interests in any other Subsidiary that is not a Xerox Group Company, but, in each case, that otherwise restrict the Transfer by the Collateral Agent of, or other rights (including voting rights) and remedies of the Collateral Agent with respect to, such Equity Interests as a consequence of restrictions imposed on the owner of such Equity Interests (including put and call arrangements, rights of first refusal, right of first offer, tag-along rights and other similar rights to which such Equity Interest may be subject), (iii) any legally valid and customary contractual restrictions on the Charge to the Collateral Agent as part of the Collateral of the Equity Interests of any Finance SPE or any Permitted Joint Venture created in connection with any Qualified Receivables Transaction or that otherwise restrict the Transfer by the Collateral Agent of, or other rights (including voting rights) and remedies of the Collateral Agent with respect to, such Collateral, (iv) any legally valid contractual restrictions on the charge to the Collateral Agent as part of the Collateral of the Equity Interests of any Third Party Vendor Financing Subsidiary or any Permitted Joint Venture created in connection with the Third Party Vendor Financing Program or that otherwise restrict the Transfer by the Collateral Agent of, or other rights (including voting rights) and remedies of the Collateral Agent with respect to, such Collateral, (v) any legally valid contractual restrictions existing on the date hereof on the Charge to the Collateral Agent as part of the Collateral of any Equity Interest or General Intangible owned by XCE, or any legally valid contractual restrictions existing on the date hereof that otherwise restrict the Transfer by the Collateral Agent of, or other rights (including voting rights) and remedies of the Collateral Agent with respect to, such Equity Interest or General Intangible, (vi) any legally valid contractual restrictions permitted by
     Section 6.10 of the Credit Agreement on the Charge to the Collateral Agent of any of the Collateral, or on the Transfer by the Collateral Agent of any Collateral (including put and call arrangements, rights of first refusal, rights of first offer, tag-along rights and other similar rights to which any Equity Interest which is Collateral may be subject) or (vii) the terms of any legally valid provision of Applicable Law which (A) prohibits the creation of any Security over any property or asset, (B) requires the consent of any third party to the creation of any Security over any property or asset, (C) gives rise to any right of termination (including, without limitation, the abandonment, invalidation or rendering unenforceable any right, title of interest in any Intellectual Property Right) or default remedy by reason of the creation of Security over any property or asset or (D) does not prohibit the creation of Security over any property or asset but otherwise restricts the Transfer by the Collateral Agent of any such property or asset or any other rights and remedies of the Collateral Agent.

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     "Policies" means all contracts or policies of insurance which XCE may from time to time take out in respect of any Collateral to the extent that such contracts or policies are not Excluded Assets.

     "Proceedings" has the meaning given to it in Clause 28.1

     "Receiver" means a receiver appointed under Clause 13. It also includes any other receiver or receiver and manager appointed by the Collateral Agent, or by a court at the request of the Collateral Agent, in respect of the Collateral.

     "Release Conditions" has the meaning given to it in Clause 6.1

     "Required Revolving Lenders" means, at any time, Revolving Lenders holding at least a majority of the aggregate amount of the Revolving Commitments with respect to XCE or, if such Revolving Commitments have been terminated, the Revolving Exposures with respect to XCE.

     "Revolving Lender" means a Lender with a Revolving Commitment with respect to XCE or, if such Revolving Commitments have terminated or expired, a Lender with a Revolving Exposure with respect to XCE.

     "Revolving Percentage" means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments with respect to XCE represented by such Revolving Lender's Revolving Commitment with respect to XCE. If the Revolving Commitments with respect to XCE have terminated or expired, the Revolving Percentages will be determined based on Revolving Exposures with respect to XCE.

     "Secured Sums" means amounts expressed to be due owing and payable (including, without limitation, any obligation under any guarantee or any obligation to provide collateral) by XCE under any of the Loan Documents (as amended, restated, supplemented or otherwise modified from time to time) or under any promissory note issued by XCE pursuant to the Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time). These include amounts and obligations currently due, those due in the future and those which may become due.

     "Security" means any mortgage, fixed or floating charge, encumbrance, lien, pledge, hypothecation, assignment by way of security, or title retention arrangement (other than in respect of goods purchased in the ordinary course of trading), and any agreement or arrangement having substantially the same economic or financial effect as any of the foregoing (including any "hold back" or "flawed asset" arrangement) and any purchase option, call or similar right of a third party with respect to securities.

     "Transferred Intellectual Property Rights" means any Intellectual Property Rights (including, without limitation, proceeds thereof) Transferred as permitted by the Credit Agreement.

     "Transferred Receivables" means any Receivables Transferred in connection with a Qualified Receivables Transaction or the Third Party Vendor Financing Program.

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1.2  Definitions in the Credit Agreement

     Expressions defined in the Credit Agreement have the same meanings when used in this Debenture. This does not, however, apply where the same expression is defined differently in this Debenture.

1.3  References and Construction

     (A)  In this Debenture, unless otherwise specified:

          (i) references to assets are to present and future assets and include business, undertaking, property, rights, uncalled capital and revenues and any interest in any of them;

          (ii) references to rights include easements, quasi-easements and appurtenances;

          (iii) references to Clauses and Schedules are to Clauses of and Schedules to this Debenture;

          (iv) headings to Clauses are for convenience only and are to be ignored in construing this Debenture;

          (v) references to a "person" are to be construed so as to include any individual, firm, company, government, state or agency of a state, local or municipal authority, or any joint venture, association or partnership (whether or not having separate legal personality);

          (vi) references to a "company" are to be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established;

          (vii) references to any statute or statutory provision are to be construed as references to the same as it may have been, or may from time to time be, amended, modified or re-enacted, and include references to all bye-laws, instruments, orders and regulations for the time being made thereunder or deriving validity therefrom; and

          (viii) references to times of the day are to London time.

     (B) Except to the extent that the context otherwise requires, any reference in this Debenture to "this Debenture" or any other deed, agreement or instrument is a reference to this Debenture or, as the case may be, the relevant deed, agreement or instrument as amended, supplemented, replaced or novated from time to time and includes a reference to any document which amends, supplements, replaces, novates or is entered into, made or given pursuant to or in accordance with any of the terms of this Debenture or, as the case may be, the relevant deed, agreement or instrument.

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1.4  Reimbursements

     If a party wishes to claim reimbursement of any amount to which it is entitled it will deliver a demand to the reimbursing party. This will set out the losses, expenses or other amounts in respect of which it is entitled to be reimbursed. The reimbursing party agrees to pay the amounts to which such party is entitled no later than two Business Days after the delivery of the certificate to the reimbursing party.

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         PART II: AGREEMENT TO PAY SECURED SUMS AND CREATION OF SECURITY

2.   Agreement to pay Secured Sums

     XCE agrees to pay to the Collateral Agent (in its capacity as the Administrative Agent under the Credit Agreement) all Secured Sums in accordance with the Loan Documents to which it is a party.

3.   Security

3.1  Creation of security

     (A)  Fixed Charge

          XCE with full title guarantee (except to the extent that any Permitted Encumbrance conflicts with such full title guarantee) and as continuing security for the payment and discharge of all Secured Sums charges in favour of the Collateral Agent (for the benefit of itself and the Revolving Lenders) by way of first fixed charge:

          (i) all plant, machinery and equipment owned by XCE and XCE's interest in any plant, machinery or equipment in its possession;

          (ii) all Investments beneficially owned by XCE, and all dividends, interest and other distributions paid or payable in respect of those Investments;

          (iii) moneys (including interest) now or hereafter standing to the credit of the Collateral Account, and the debts represented by such moneys;

          (iv)   all the goodwill of XCE;

          (v)    all the uncalled capital of XCE;

          (vi)   all the Intellectual Property Rights of XCE;

          (vii)  all Book Debts;

          (viii) all Negotiable Instruments;

          (ix) all its rights under or in connection with all licences held in connection with the business of XCE or the use of any Charged Asset. This does not, however, include any licence which requires the consent of the licensor for the creation of this Charge where that consent has not been obtained; and

          (x) if not effectively assigned by Clause 3.2 all its rights and benefits under or in connection with each of the Assigned Agreements;

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                                       11

          (xi) if not effectively assigned by Clause 3.2, all its rights and benefits under or in connection with each of the Policies,


          including, in each case both those assets currently held by XCE and those held in the future but excluding, in each case, any Excluded Assets.

     (B)  Floating charge

          XCE with full title guarantee (except to the extent that any Permitted Encumbrance conflicts with such full title guarantee) and as continuing security for the payment and discharge of all Secured Sums charges in favour of the Collateral Agent (for the benefit of itself and the Revolving Lenders) by way of first floating charge ranking behind all the fixed charges created by or pursuant to this Debenture but ranking, to the extent permitted by law, in priority to any other Security created after the date of this Debenture, except:

          (i)  Security permitted by Clause 3.5(A); and

          (ii) Security ranking in priority in accordance with Clause 13.2(E)

          all its assets, including assets expressed to be charged by Clause 3.1(A) but excluding any Excluded Assets.

3.2  Security Assignment

     (A) As further continuing security for the payment of the Secured Sums, XCE assigns (to the fullest extent capable of assignment and subject to Clause 3.2(B)) with full title guarantee in favour of the Collateral Agent (for the benefit of itself and the Revolving Lenders) all its rights, title and interest in:

          (i)  the Assigned Agreements; and

          (ii) the Policies, including (without limitation):

               (a) all payments (including bonuses) that may become due under the Policies; and

               (b) all amounts due to XCE in connection with the Policies pursuant to section 76 of the Insurance Companies Act 1982,

          except, in each case, to the extent that such rights, title and interest in the Assigned Agreements or the Policies (as the case may be) are Excluded Assets,

     (B) (i) Until (y) the occurrence of an Actionable Event of Default which is continuing or acceleration of the Loans in accordance with the terms of the Credit Agreement and (z) receipt of notice from the Collateral

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                                       12

               Agent, XCE shall be entitled to continue to deal with the counterparties to the Assigned Agreements and the Policies.

          (ii) On payment or discharge in full of the Secured Sums the Collateral Agent will at the request and cost of XCE re-assign the Assigned Agreements and the Policies to XCE (or as it shall direct).

3.3  Conversion of floating charge into fixed charge

     (A) Conversion: The floating charge created by Clause 3.1(B) will convert into a fixed charge in the circumstances described in this Clause 3.3. This conversion may relate to all of the assets expressed to be charged pursuant to Clause 3.1(B) or only some of them.

     (B) Notice: The Collateral Agent may give notice of conversion to XCE. This notice must describe the assets which are affected by the conversion. This description can be general or specific. A notice may only be given under this paragraph in either of the following cases:

          (i)  An Event of Default has occurred and is continuing.

          (ii) The Collateral Agent considers that the assets which are affected by the conversion are in danger of being seized or sold under any legal process or to be otherwise in jeopardy.

          In this case conversion will occur in accordance with the terms of the notice. It will take effect on the date of delivery of the notice or, if later, the date specified in the notice.

     (C)  Automatic conversion: Conversion will occur automatically if:

          (i) any Security (other than Security permitted by Clause 3.5(A) or Clause 13.2(E) exists over XCE's interest in the assets covered by the floating charge; or

          (ii) any person levies or attempts to levy any distress, attachment, execution or other legal process against any of the assets covered by the floating charge.

          The conversion will affect those assets affected by the matter described in sub-paragraph (i) or (ii). It will take effect the instant before sub-paragraph (i) or (ii) applies.

     (D) Re-conversion: Any fixed charge created over any asset pursuant to Clause 3.3(C)(ii) will be re-converted to a floating charge if the distress, attachment, execution or other legal process which gave rise to the conversion under Clause 3.3(C)(ii) has been discharged, discontinued, removed or vacated or

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                                       13

            has, in the reasonable opinion of the Collateral Agent, otherwise ceased to affect such asset.

3.4    Nature of Security

       (A) Continuing Security: The Charges are continuing security. No payment or other settlement will discharge the Charges until the Secured Sums have been discharged in full.

       (B) Other Security: The Charges are in addition to, and independent of, any other Security or guarantee.

       (C) Charges not to be affected: The Charges will only be discharged upon their release in accordance with this Debenture. They will not be discharged by any other action, omission or fact. They will not, therefore, be affected by any of the following:

            (i) Any variation or amendment of, or waiver or release granted under or in connection with, any other Security or any guarantee or indemnity or other document.

            (ii) Time being given, or any other indulgence or concession being granted, by the Collateral Agent or the Lenders.

            (iii) The taking, holding, failure to take or hold, varying, realisation, non-enforcement, non-perfection or release by the Collateral Agent or any other person of any other Security, or any guarantee or indemnity or other document.

            (iv) Any amalgamation, merger or reconstruction that may be effected by the Collateral Agent with any other person or any sale or transfer of the whole or any part of the assets of the Collateral Agent to any other person.

            (v) The existence of any claim, set-off or other right which XCE may have at any time against the Collateral Agent or any other person.

            (vi) The making or absence of any demand for payment of any Secured Sums on XCE or any other person, whether by the Collateral Agent or any other person.

            (vii) Any arrangement or compromise entered into by the Collateral Agent with XCE or any other person.

            (viii) Any other thing done or omitted or neglected to be done by the Collateral Agent or any other person or any other dealing, fact, matter or thing which, but for this provision, might operate to prejudice or affect the liability of XCE for the Secured Sums.

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                                       14

            (ix)   The winding-up or re-organisation of XCE or any other person.

            (x) Any change in the constitution, condition, nature or status of XCE.

            (xi) Any other matter which might discharge the Charges other than a release from the Charges in accordance with the terms of this Debenture.

3.5    Restrictions on other Security and disposals

       XCE agrees that except with the prior written consent of the Collateral
       Agent:

       (A) Security: It will not create or permit to subsist any Security on, over or with respect to any of its assets except (i) for Permitted Encumbrances, (ii) over Excluded Assets and (iii) as permitted by
            Section 6.02 of the Credit Agreement.

       (B) Disposal: It will not dispose of any of its assets other than as permitted by the Credit Agreement.

4.     Perfection of the Charges

4.1    Plant and machinery

       (A) Leasehold premises: This paragraph applies where any plant, machinery or equipment which is covered by a fixed Charge is located on leasehold premises. In this case XCE agrees to obtain written confirmation from the lessor of those premises that the lessor waives absolutely all rights it may have over any of that plant, machinery or equipment.

       (B) Notice of charge: XCE agrees that it will, if requested by the Collateral Agent, place and maintain a notice on each item of plant, machinery and equipment covered by a fixed Charge. This notice must be in a conspicuous place and contain the following wording:

                                "NOTICE OF CHARGE

                                This [       ] and additions and ancillary
                                equipment are subject to a first fixed charge in favour of BANK ONE, NA."

            XCE agrees that it will not allow this notice to be concealed, altered or removed.

4.2    Notices of Charge in respect of Assigned Agreements and the Policies

       XCE agrees as follows:

       (A) It will give notice to each counterparty to each Assigned Agreement that it has assigned its rights under that Assigned Agreement to the Collateral Agent

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                                       15

            pursuant to this Debenture. Such notice will be given in or substantially in the form set out in Part 1 of Schedule 2, duly completed. Such notice will:

            (i) in relation to each Assigned Agreement which is an Intra-Group Loan Agreement, be given as promptly as reasonably practicable and delivered together with a copy of this Debenture; and

            (ii) in relation to each Assigned Agreement which is not an Intra-Group Loan Agreement, be given upon the occurrence of an Event of Default which is continuing and receipt of notice from the Collateral Agent and delivered together with a summary of the material terms of this Debenture in a form agreed between the Collateral Agent and XCE.

       (B) It will use all reasonable endeavours to procure that each person to whom it gives a notice referred to in paragraph (A) promptly acknowledges receipt of that notice in or substantially in the form set out in Part 2 of Schedule 2.

       (C) It will promptly give notice to each counterparty to each Policy that it has assigned its rights under that Policy to the Collateral Agent pursuant to this Debenture. Such notice will be given in or substantially in the form set out in Part 1 of Schedule 3, duly completed.

       (D) It will use all reasonable endeavours to procure that each person to whom it gives a notice referred to in paragraph (C) promptly delivers to the Collateral Agent a letter of acknowledgement and undertaking in or substantially in the form set out in Part 2 of
            Schedule 3.

4.3    Deposit of Charged Investments

       (A) XCE agrees to deposit with the Collateral Agent each of the following:

            (i) All certificates, documents of title and other documentary evidence of ownership in relation to the Charged Investments charged by it.

            (ii) Transfers of the Charged Investments duly executed by it or its nominee with the name of the transferee left blank or, if the Collateral Agent so requires, with the name of the Collateral Agent (or the Collateral Agent's nominee) included as transferee. Each transfer must be duly stamped.

            (iii) All other documents the Collateral Agent may require to enable the Collateral Agent (or the Collateral Agent's nominee) or any purchaser to be registered as the owner of, or otherwise to obtain legal title to, the Charged Investments.

       (B) The deposit required by paragraph (A) will be made promptly at the request of the Collateral Agent following an Event of Default which is continuing.

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                                       16

4.4    Derived Assets

       XCE agrees that it shall, upon the occurrence of an Actionable Event of Default or acceleration of the Loans in accordance with the terms of the Credit Agreement, deliver or pay, or procure the delivery or payment, to the Collateral Agent of the following:

       (A) all Charged Derived Assets or the certificates, documents of title and other documentary evidence of ownership in relation to them,

       (B) transfers of any Investments comprised in the Charged Derived Assets duly executed by it with the name of the transferee left blank or, if the Collateral Agent so requires, with the name of the Collateral Agent (or the Collateral Agent's nominee) included as transferee. Each transfer must be duly stamped; and

       (C) all other documents the Collateral Agent may require to enable the Collateral Agent (or the Collateral Agent's nominee) or any purchaser to be registered as the owner of, or otherwise to obtain legal title to, the Investments comprised in those Charged Derived Assets.

       This delivery or payment will be made promptly after the Collateral Agent's request.

5.     Further Advances

       The Charges are intended to secure further advances. The Collateral Agent (acting in its capacity as Administrative Agent under the Credit Agreement) agrees to make further advances in respect of Revolving Loans in accordance with the Credit Agreement. The Collateral Agent (acting in its capacity as Administrative Agent under the Credit Agreement) will, however, only have an obligation under this Clause to the extent it receives funds from the Lender or Lenders making such Revolving Loan or Revolving Loans in accordance with Section 2.05 of the Credit Agreement.

6.     Release of the Collateral

6.1    Release Pursuant to the Credit Agreement

       Subject to Clause 6.2, the Collateral shall be released from the Charges, and XCE shall be released from its obligations under this Debenture, in accordance with Section 9.02 or 9.03, as the case may be, of the Credit Agreement. "Release Conditions" means each of the following being true:

       (A) all Non-Contingent Secured Sums have been paid or discharged in full;

       (B)  (i)    the Revolving Commitments with respect to XCE have been
                   terminated or otherwise reduced to zero; or

            (ii) an Election to Terminate has been delivered in respect of XCE pursuant to Section 2.19 of the Credit Agreement; and

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                                       17

       (C) no Contingent Secured Sums, other than with respect to any Cash Collateralised Letter of Credit, remain outstanding.

6.2    Release Void if Payment Avoided

       Any release of XCE shall be subject to the condition that if any payment of Secured Sums shall be avoided, reduced or invalidated by virtue of any applicable law or for any other reason whatsoever, then such release shall be void and of no effect, and the Charges shall be reinstated with respect to such Secured Sums as though payment had been due but not made at that time.

6.3    Expenses

       XCE agrees to reimburse the Collateral Agent for all reasonable out-of-pocket costs and expenses incurred by the Collateral Agent as a result of it performing its obligations under this Clause. Any such amount not paid on demand shall bear interest at the rate applicable to Base Rate Loans from time to time plus 2%.

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                                       18

                     PART III: REPRESENTATIONS AND COVENANTS

7.     Representations

7.1    Initial representations

       XCE confirms that each of the following is true:

       (A) Legal Status: it is a company duly incorporated and validly existing under the laws of England.

       (B) Corporate Powers, Authorisations and Contraventions: The execution and delivery of this Deed by it and the performance by it of its obligations under this Deed (i) are within its corporate or other powers, (ii) have been duly authorised by all necessary corporate or other action, (iii) require no consent or approval of, registration or filing with, any Governmental Authority except (a) such as have been obtained or made and are in full force and effect and (b) registrations such as are necessary with respect to the Charges,
            (iv) do not violate any Applicable Law or its Memorandum or Articles of Association, (v) do not violate any order of any Governmental Authority except in any such case where such violation could not reasonably be expected to result in a Material Adverse Effect, (vi) do not violate or result in a default under any indenture or material agreement or other instrument binding upon it and (vii) do not result in, or oblige it to create, any Security over its assets (other than Charges).

       (C) Binding Obligations: Its obligations under this Deed and (subject to all necessary registrations thereof being made) the Charges are and will be until fully discharged valid, legal, binding and enforceable in accordance with their terms and, in the case of the Charges, have and will have the effect and the priority and ranking which they are expressed to have except, in each case, as limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors' rights generally and (ii) general principles of equity.

       (D)  Beneficial Owner:

            (i)    It is the sole beneficial owner of the Collateral.

            (ii) No Security exists over any of the Collateral except for Permitted Encumbrances and as permitted by Section 6.02 of the Credit Agreement.

       (E) Disposals of Collateral: It has not disposed of any of the Collateral other than as permitted by the Credit Agreement.

       (F) Insurance: The Policies (if any) are valid and in full force and effect.

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                                       19

       (G) Loan Agreements: No Loan Agreement exists which is not an Assigned Agreement.

7.2    Repetition

       The representations in Clause 7.1 will be deemed to be repeated on the date of each Borrowing by XCE and the date of each issuance, amendment, renewal or extension of a Letter of Credit issued to XCE. This repetition will be by reference to the facts on that day.

8.     Covenants applicable to all Collateral

8.1    General covenants

       XCE agrees as follows:

       (A) Payments: It will, to the extent required by Section 5.05 of the Credit Agreement, punctually pay all rent, rates, taxes, assessments, impositions and outgoings payable in respect of the Collateral. It will also produce to the Collateral Agent on demand the related receipts.

       (B) Priority debts: It will, to the extent required by Section 5.05 of the Credit Agreement, punctually pay all debts and liabilities which by law would have priority over any of the Secured Sums.

       (C) Prejudicial acts: It will not, unless permitted by the Credit Agreement, do, or allow, anything which could prejudice the Charges or the position of the Collateral Agent under this Debenture.

9.     Covenants applicable to other property

9.1    Book Debts

       (A)  Collection of Book Debts: XCE agrees as follows:

            (i) It will, upon the occurrence of an Actionable Event of Default which is continuing, get in and realise:

                   (a)   all Book Debts;

                   (b)   all Negotiable Instruments;

                   (c)   all Charged Investments; and

                   (d)   all income arising from its Intellectual Property
                         Rights,
                   in the ordinary course of its business. The proceeds of getting in and realisation of such Collateral will be held (until payment in accordance with sub-paragraph (ii)) upon trust for the Collateral Agent.

            (ii) It will, upon the occurrence of an Actionable Event of Default which is continuing and receipt of notice from the Collateral Agent to the effect that the Collateral Agent elects to exercise its rights under Clause 9.1, pay the proceeds of the getting in and realisation of the assets referred to in sub-paragraph (i) into the Collateral Account.

       (B)  Other restrictions

            XCE agrees that upon the occurrence of an Actionable Event of Default which is continuing and receipt of notice from the Collateral Agent to the effect that the Collateral Agent elects to exercise its rights under Clause 9.1:

            (i) It will deliver to the Collateral Agent on demand any document relating to the Book Debts specified by the Collateral Agent.

            (ii) It will execute and deliver to the Collateral Agent on demand a statutory assignment of the Book Debts specified by the Collateral Agent. This assignment must be in the form reasonably required by the Collateral Agent. XCE will also give notice of the assignment to the debtors concerned and take all other steps reasonably required to perfect or protect that assignment.

9.2    Assigned Agreements:

       XCE agrees that upon receipt of notice from the Collateral Agent during the continuance of an Actionable Event of Default it will:

       (A) Perform all its obligations under each of the Assigned Agreements in a diligent and timely manner;

       (B) Not, except with the prior written consent of the Collateral Agent (acting with the prior written consent of each of the Revolving Lenders): (i) transfer, assign or otherwise dispose (except pursuant to Clause Error! Reference source not found.) of its rights, title or interest in any of the Assigned Agreements; (ii) make or agree to make any material amendments or modifications to any of the Assigned Agreements; (iii) waive any of its material rights under any of the Assigned Agreements; or (iv) exercise any right to terminate any of the Assigned Agreements; and

       (C) Use its reasonable endeavours to maintain and enforce its rights and exercise its discretions under each of the Assigned Agreements.

9.3    Charged Investments

       (A)  Covenants: XCE agrees as follows:

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                                       21

            (i) It will reimburse the Collateral Agent for all calls and other moneys which the Collateral Agent (or its nominee) is required to pay in respect of any of the Charged Investments.

            (ii) It will, upon reasonable request, deliver to the Collateral Agent a copy of every document received by it or its nominee in connection with any of the Charged Investments.

            (iii) It will not, after the occurrence of an Actionable Event of Default which is continuing or upon acceleration of the Loans in accordance with the terms of the Credit Agreement, do or omit to do anything in relation to any Charged Investment which would adversely affect, or diminish the value of, that Charged Investment.

       (B) Voting rights, dividends, etc.: Unless an Actionable Event of Default shall have occurred and be continuing and XCE shall have received notice from the Collateral Agent, all voting and other rights relating to the Charged Investments may be exercised by XCE, or in accordance with its direction, for any purpose not inconsistent with the terms of this Debenture.

10.    Further assurance

       The Collateral Agent may issue a notice to XCE specifying action to be taken by XCE. This action must be for one or more of the following purposes:

       (A) To perfect, preserve or protect the Charges or the priority of the Charges.

       (B) To facilitate the realisation of the Collateral or the exercise of any rights of the Collateral Agent or any Receiver.

       (C) To create Security over any of the assets of XCE which are expressed to be subject to the Charges. Any such Security shall be on terms no more onerous than the terms of the Charges to which such asset is expressed to be subject pursuant to the terms of this Debenture.

       The action required may include the execution and delivery of transfers, mortgages or charges of the Collateral or other documents or the giving of notices or directions. XCE agrees to comply promptly with the Collateral Agent's reasonable request.

11.    Duration of covenants

       The obligations of XCE under Clauses 8 and 9 will cease to have effect upon satisfaction of the Release Conditions.

                      PART IV: ENFORCEMENT AND OTHER RIGHTS

12.    Enforcement

12.1   Notice of payment

       The Collateral Agent may, upon the occurrence of an Actionable Event of Default which is continuing or acceleration of the Loans in accordance with the terms of the Credit Agreement, give a notice directing each counterparty to the Assigned Agreements to make payments under the Assigned Agreements to the Collateral Agent. Each notice must be copied to XCE at the same time as it is sent to the counterparty concerned. Payments under any Assigned Agreement made to the Collateral Agent will be paid into the Collateral Account.

12.2   Charges becoming enforceable

       The Charges will be enforceable at any time upon acceleration of the Loans in accordance with the terms of the Credit Agreement. At this time the powers conferred by section 101 of the LPA, as varied and extended by this Debenture, will be exercisable.

12.3   Section 101 LPA

       The powers conferred by section 101 of the LPA, as varied and extended by this Debenture, arise on the date of this Debenture.

12.4   Sections 93 and 103 LPA

       Sections 93 and 103 of the LPA do not apply to this Debenture.

12.5   Enforcement

       This sub-clause applies when the Charges are enforceable pursuant to Clause 12.2. In this case each of the following applies:

       (A)  Application of Book Debts, Assigned Agreements and the Collateral
            Account: The Collateral Agent may apply:

            (i)    the Book Debts;

            (ii) payments under the Assigned Agreements made to the Collateral Agent; and

            (iii) moneys standing to the credit of the Collateral Account, in payment of the Secured Sums.

       (B)  Charged Investments

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                                       23

            (i) The Collateral Agent may receive and retain any dividends, interest and other distributions paid in respect of the Charged Investments. These may be applied in payment of the Secured Sums.

            (ii) If any dividends, interest and other distributions paid in respect of the Charged Investments are received by XCE, XCE agrees to pay the amount received to the Collateral Agent. Until that payment is made XCE agrees that the amount received will be segregated from the other property of XCE and held in trust for the Collateral Agent.

            (iii) XCE agrees to procure that all voting and other rights relating to the Charged Investments are exercised in accordance with the instructions of the Collateral Agent or the Receiver. XCE also agrees to deliver to the Collateral Agent forms of proxy or other appropriate forms of authorisation to enable the Collateral Agent or the Receiver to exercise those voting and other rights.

13.    Receivers

13.1   Appointment

       (A) Appointment: The Collateral Agent may appoint a receiver in any of the following circumstances:

            (i) The Charges are enforceable pursuant to Clause 12.2. (whether or not the Collateral Agent has taken possession of the Collateral).

            (ii)   XCE requests the appointment.

       (B) Method of appointment: In these circumstances, the Collateral Agent may appoint a Receiver by deed or by a document signed by any officer or manager of the Collateral Agent or any other person authorised by the Collateral Agent. A Receiver may be removed in the same way (even if no person is appointed as a replacement in his place). If the Receiver is an administrative receiver this removal will only take effect following any necessary order of the court.

       (C) More than one person: The Collateral Agent may appoint more than one person as Receiver. In this case the Collateral Agent may give those persons power to act either jointly or severally.

       (D) Scope of appointment: A Receiver may be appointed in respect of all the Collateral or any part of them specified in the appointment. In the case of an appointment in relation to part of the Collateral, the rights conferred on a Receiver by Clause 14.2. will have effect as though every reference in that clause to the "Collateral" were a reference to the part of the Collateral so specified.

13.2   Rights

       Each Receiver appointed under this Debenture will (unless the appointment specifies otherwise) have the rights set out in this sub-clause. These rights may be exercised either in the Receiver's own name or in the name of XCE or otherwise. They may be exercised in any manner, and upon the terms and conditions, determined by the Receiver.

       (A) Possession: To enter upon, take possession of, and collect and get in the Collateral.

       (B) Carry on business: To manage and carry on any business of XCE. This includes the right to enter into, perform, repudiate, rescind or vary any contract or arrangement to which XCE is a party.

       (C)  Deal with Collateral:

            (i) To sell, transfer, assign, redeem, exchange, hire out and lend the Collateral.

            (ii) To grant leases, tenancies, licences, rights of user and renewals and accept surrenders of and re-enter upon leases, tenancies, licences and rights of user of the Collateral.

            (iii)  To dispose of or realise the Collateral in any other way.

            For the purpose of this paragraph any fixtures may be sold separately from the land containing it. Any transaction under this paragraph may be carried out by public offer or auction, tender or private contract (with or without advertisement and in any lots). The transaction may be conducted with any person (including the Collateral Agent) and for rents, premiums or other compensation or consideration of any kind (whether payable or deliverable in a lump sum or by instalments). For the purposes of this paragraph the Receiver may complete any transfers of the Charged Investments.

       (D)  Hive down:

            (i) To promote or procure the formation of a new company, whether or not a wholly owned Subsidiary of the Collateral Agent.

            (ii) To subscribe for or acquire (for cash or otherwise) any Investment in or of that new company.

            (iii)  To:

                   (a) sell, transfer, assign, redeem, hire out and lend the Collateral;

                   (b) grant leases, tenancies, licences and rights of user of the Collateral, to that new company or any other person. The Receiver may also accept as consideration any Investments in or of that new company or person and allow the payment of that consideration to remain deferred or outstanding.

                    (iv) To sell, transfer, assign, exchange and otherwise dispose of or realise any of those Investments or deferred consideration or any rights relating to them.

                    This paragraph is not to be construed as limiting the scope of paragraph (C).

               (E) Borrow money: To borrow or raise money on terms and conditions determined by the Receiver. This borrowing or raising money may be unsecured or on the security of the Collateral (either in priority to the Charges or otherwise). It may be undertaken for the purpose of any of the following:

                    (i) exercising any of the rights conferred on the Receiver by or pursuant to this Debenture; or

                    (ii) defraying any costs, charges, losses, liabilities or expenses (including the Receiver's remuneration) incurred by, or due to, the Receiver.

               (F) Calls: To make or require the directors of XCE to make calls in respect of any uncalled capital of XCE and to enforce payment of any call so made by action (in the name of XCE or the Receiver) or otherwise.

               (G) Covenants and guarantees: To enter into bonds, covenants, commitments, guarantees, indemnities and like matters and to make all payments needed to effect, maintain or satisfy the same, in each case for the purpose of any of the following:

                    (i) exercising any of the rights conferred on the Receiver by or pursuant to this Debenture; or

                    (ii) defraying any costs, charges, losses, liabilities or expenses (including the Receiver's remuneration) incurred by, or due to, the Receiver.

               (H) Dealings with tenants: To reach agreements and make arrangements with, and to make allowances to, any lessees, tenants or other persons from whom any rents or profits may be receivable. These may include agreements and arrangements relating to the grant of any licences, or the review of rent in accordance with the terms of, and the variation of, any leases, tenancies, licences or rights of user affecting the Collateral.

               (I)  Rights of ownership:

                    (i)   To manage and use the Collateral.

                    (ii) To exercise all the rights and do all the things (or permit XCE or its nominee to exercise and do) as the Receiver would be capable of exercising or doing if he were the absolute beneficial owner of the Collateral. This includes, among other things:

                          (a) exercising or directing the exercise of all voting and other rights relating to the Charged Investments;

                          (b) exercising any rights of enforcing any Security by foreclosure, sale or otherwise and any rights relating to Investments; and

                          (c) arranging for or providing all services which the Receiver may deem proper for the efficient management or use of the Collateral or the exercise of those rights.

               (J)  Repairs, improvements, etc.:

                    (i) To make and effect decorations, repairs, structural and other alterations, improvements and additions in or to the Collateral. This may include the development or redevelopment of any Land.

                    (ii) To purchase or otherwise acquire any materials, articles or things.

                    (iii) To do anything else in connection with the Collateral as the Receiver may think desirable for the purpose of making them productive or more productive, increasing their letting or market value, or protecting the Charges.

               (K) Claims: To settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person who is or claims to be a creditor of XCE or relating in any way to the Collateral.

               (L) Legal actions: To bring, prosecute, enforce, defend and abandon actions, suits and proceedings in relation to the Collateral or any of the businesses of XCE.

               (M) Redemption of Security: To redeem any Security (whether or not having priority to the Charges) over the Collateral and to settle the accounts of encumbrancers. Any accounts so settled will be conclusive and binding on XCE.

               (N)  Employees, etc.:

                    (i) To appoint, hire and employ officers, employees, contractors, Collateral Agents and advisors of all kinds.

                    (ii) To discharge any of these persons and any of those persons appointed, hired or employed by XCE.

               (O)  Insolvency Act: To exercise all the powers set out in
                    Schedule 1 to the Insolvency Act as in force at the date of this Debenture. This paragraph applies whether or not that Act is in force at the date of exercise and whether or not the Receiver is an administrative receiver.

               (P)  Other rights:

                    (i) To do all other acts and things which the Receiver considers necessary or expedient:

                          (a)  for the realisation of the Collateral; or

                          (b) incidental to the exercise of any right conferred on the Receiver under or in connection with this Debenture, the LPA or the Insolvency Act,

                    (ii) To concur in the doing of anything which the Receiver has the right to do and to do any of those things jointly with any other person.

         13.3  Agent of XCE

               Each Receiver will be the agent of XCE for all purposes. XCE will be solely responsible for the Receiver's contracts, engagements, acts, omissions, defaults and losses and for all liabilities incurred by the Receiver other than such as result from the Receiver's gross negligence or wilful misconduct.

         13.4  Remuneration

               The Collateral Agent may determine the remuneration of any Receiver. This remuneration is not to be limited to the maximum rate specified in section 109(6) of the LPA. The Collateral Agent may direct payment of this remuneration out of moneys accruing to the Receiver as Receiver but XCE alone will be liable for the payment of that remuneration and for all other costs, charges and expenses of the Receiver. This sub-clause is subject to section 36 of the Insolvency Act.

         14.   Rights of the Collateral Agent

         14.1  Same rights as a Receiver

               All rights conferred by this Debenture upon a Receiver may, when the Charges are enforceable, be exercised by the Collateral Agent. This applies whether or not the Collateral Agent has taken possession or appointed a Receiver.

         14.2  Prior Security

               This sub-clause applies if there is any other Security (other than Permitted Encumbrances and as permitted by Section 6.02 of the Credit Agreement) over the

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                                       28

               Collateral ranking ahead of the Charges. In this case the Collateral Agent may do any of the following:

               (A)  Redeem that other Security.

               (B) Procure the transfer of that other Security to the Collateral Agent.

               (C) Discharge the debts secured by that other Security. In this case the discharge of those debts will be conclusive and binding on XCE.

               XCE agrees that it will reimburse the Collateral Agent for:

                    (i) all amounts paid or committed by the Collateral Agent in exercise of its rights under this sub-clause; and

                    (ii) all losses, liabilities and expenses incurred in connection with the exercise of these rights.

         14.3  Subordinate Security

               This sub-clause applies when either of the following has occurred:

               (A) The Collateral Agent receives actual or constructive notice of any other Security over the Collateral ranking behind the Charges or created after the Charges.

               (B)  The Dissolution of XCE.

               When this sub-clause applies the Collateral Agent may open a new account in the name of XCE (whether or not it permits any existing account to continue). If the Collateral Agent does not open a new account, it will be treated as if it had done so at the time (the "cut-off time") it received notice or, as the case may be, the Dissolution commenced. After that time all payments made by XCE to the Collateral Agent, or received by the Collateral Agent for the account of XCE, will be credited, or treated as having been credited, to the extent permitted by law, to the new account. Those payments will not operate to reduce the amount secured by this Debenture at the cut-off time.

         14.4  Suspense Account

               The Collateral Agent may, for as long as any of the Secured Sums for which any other person may be liable as principal debtor or as co-surety with XCE have not been paid or discharged in full, at its sole discretion, place and retain on a suspense account, for as long as it considers fit, any moneys received, recovered or realised under or in connection with this Debenture to the extent of such Secured Sums without any obligation on the part of the Collateral Agent to apply the same in or towards the discharge of such Secured Sums except when such moneys would be sufficient to discharge the Secured Sums in full in which case they shall be applied to such discharge.

         14.5  Delegation

               The Collateral Agent may delegate any of the rights which it may exercise under this Debenture. The delegation will be on terms determined by the Collateral Agent to any person chosen by the Collateral Agent. It may allow the delegate to sub-delegate his powers.

          15.  Application of moneys

               Amounts received by the Collateral Agent under this Debenture are to be applied in the following order:

               (A)  Towards payment of all losses, liabilities and expenses:

                    (i)   incurred by any Receiver; or

                    (ii) incidental to the appointment of any Receiver, including the remuneration of that Receiver.

               (B) Towards the payment of the Secured Sums in an order determined by the Collateral Agent.

               (C) After all the Secured Sums have been paid or discharged in full, any surplus will be paid to XCE or other person entitled to it.

               This Clause does not affect any right of the Collateral Agent under this Debenture.

         16.   Liability of the Collateral Agent and other persons

         16.1  Possession of the Collateral

               If the Collateral Agent, any Receiver or any Delegate takes possession of the Collateral, it may relinquish that possession at any time.

         16.2  Limitation of the Collateral Agent's liability

               (A) The Collateral Agent will not be liable to account to XCE or any other person for anything except the Collateral Agent's actual receipts.

               (B) The Collateral Agent will not be liable to XCE or any other person for any losses, liabilities or expenses arising from or connected with:

                    (i)   any realisation of the Collateral; or

                    (ii) any act, default, omission or misconduct of the Collateral Agent, its officers, employees or Collateral Agents in relation to the Collateral.

                    This paragraph does not, however, apply to the extent that a loss, liability or expense is determined in a final, non-appealable judgment by a court of competent jurisdiction to have been caused by the Collateral Agent's gross negligence or wilful misconduct or that of its officers or employees.

               (C) This sub-clause applies where the loss, liability or expense:

                    (i) arises because of the taking of possession of Collateral; or

                    (ii) arises in the Collateral Agent's capacity as mortgagee in possession.

                    It also applies in all other cases where the Collateral Agent would otherwise be liable.

         16.3  Limitation of the liability of other persons

               No Receiver or Delegate or any officer, employee or agent of the Collateral Agent, any Receiver or any Delegate will be liable to XCE or any other person in relation to this Debenture except for their own negligence or wilful misconduct.

         16.4  Indemnity

               Each of the Collateral Agent and every Receiver, Delegate, attorney, manager, agent or other person appointed by the Collateral Agent is entitled to be reimbursed out of the Collateral in respect of all losses, liabilities (except to the extent that such loss or liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have been caused by the gross negligence or wilful misconduct of that person or that of its officers or employees) and reasonable out of pocket expenses incurred by any of them:

               (A) in the execution or purported execution of any of its rights; or

               (B)  relating to the Collateral.

               Each amount to be reimbursed under this sub-clause may be deducted from any moneys received in respect of the Collateral.

          17.  Protection of third parties

               No person dealing with the Collateral Agent, any Receiver or any Delegate is to be concerned to enquire about any of the following:

               (A) Whether any right under or in connection with this Debenture, the LPA or the Insolvency Act is exercisable.

     (B) Whether any consent, regulation, restriction or direction relating to those rights has been obtained or complied with.

     (C) As to the propriety or regularity of acts purporting or intended to be in exercise of those rights or as to the application of any money borrowed or raised or other proceeds of enforcement.

     All the protections to purchasers contained in sections 104 and 107 of the LPA, section 42(3) of the Insolvency Act or in any other legislation applies to any person purchasing from, or dealing with, the Collateral Agent, any Receiver or any Delegate.

                              PART V: MISCELLANEOUS

18.  Power of Attorney

18.1 Appointment

     (A) XCE appoints as its attorney each of the Collateral Agent, each Receiver and each Delegate. Each attorney may act without the others and may do any of the following on behalf of XCE:

          (i) Anything which XCE is obliged to do under this Debenture to create Security over any of the assets of XCE which are expressed to be subject to the Charges, or to perfect, preserve or protect the Security over the Collateral, or to preserve or protect the rights of the Collateral Agent therein, but has not done within 14 days of receipt of notice from the Collateral Agent.

          (ii) Anything necessary to facilitate the exercise by the Collateral Agent, any Receiver or any Delegate of its rights in relation to the Collateral or under or in connection with this Debenture, the LPA or the Insolvency Act, provided that anything done pursuant to this paragraph (ii) shall be done at such time or times as are permitted by, and in accordance with the terms of, this Debenture, the LPA or the Insolvency Act, as the case may be.

          The attorney may act in the name of XCE or in any other manner determined by the attorney.

     (B) The power of attorney in paragraph (A) is irrevocable and granted by way of security.

     (C)  Each attorney has full powers of substitution and delegation.

18.2 Ratification

     XCE agrees to ratify and confirm everything each attorney does, or purports to do, in the exercise, or purported exercise, of the power of attorney in Clause 18.1.

19.  Notices

     (A) A notice under this Debenture shall be made in writing by letter or facsimile transmission.

     (B) Notices under this Debenture shall (unless that other party has by five days' written notice specified another address) be sent to a party addressed as follows:

          (i)  if to XCE to:

               [        ]

               Attention: [        ]

               Facsimile: [        ]

          (ii) if to the Collateral Agent to:

               [        ]

               Attention: [        ]

               Facsimile: [        ]

     (C) Any notice given under this Debenture shall be deemed to have been duly given on the date of receipt.

20.  Invalidity

     This clause applies if any part of this Debenture is or becomes illegal, invalid or unenforceable under the law of any jurisdiction. In this case neither of the following will be affected or impaired:

     (A) The legality, validity or enforceability in that jurisdiction of any other part of this Debenture.

     (B) The legality, validity or enforceability under the law of any other jurisdiction of that or any other part of this Debenture.

21.  Assignment

     The Collateral Agent may, without the consent of XCE, assign or transfer any of its rights under this Debenture to any person to whom its rights under the Credit Agreement are assigned or transferred.

22.  Miscellaneous

22.1 Exercise of rights

     If the Collateral Agent does not exercise a right or power when it is able to do so this will not prevent it exercising that right or power. When it does exercise a right or power it may do so again in the same or a different manner. The Collateral Agent's rights and remedies under this Debenture are in addition to any other rights and remedies it may have. Those other rights and remedies are not affected by this Debenture.

23.  Currency Indemnity

     If, under any applicable law, whether pursuant to a judgment against XCE or the Dissolution of XCE or for any other reason, any payment under or in connection with this Debenture is made or falls to be satisfied in a currency (the "Other Currency") other than the currency in which the relevant payment is expressed to be payable (the "Required Currency"), then, to the extent that the payment actually received by the Collateral Agent (when converted into the Required Currency at the rate of exchange on the date of payment or, if it is not practicable for the Collateral Agent to make the conversion on that date, at the rate of exchange as soon afterwards as it is practicable for the Collateral Agent to do so or, in the case of a Dissolution, at the rate of exchange on the latest date permitted by applicable law for the determination of liabilities in such Dissolution) falls short of the amount expressed to be due or payable under or in connection with this Debenture, XCE shall, as an original and independent obligation under this Debenture, indemnify and hold the Collateral Agent harmless against the amount of such shortfall. For the purpose of this Clause 23, "rate of exchange" means the rate at which the Collateral Agent is able on the relevant date to purchase the Required Currency with the Other Currency and shall take into account any commission, premium and other costs of exchange and Taxes payable in connection with such purchase.

24.  Certificate to Be Conclusive Evidence

     A copy of a certificate signed by an officer of the Collateral Agent as to the amount of any indebtedness comprised in the Secured Sums:

     (A) calculated in accordance with Section 2.08(e) of the Credit Agreement shall, in the absence of manifest error, be prima facie evidence; and

     (B) decided pursuant to any judgment against XCE shall, in the absence of manifest error, be conclusive evidence for the purposes of any Proceedings,

     against XCE that such amount is in fact due and payable by XCE to the Collateral Agent.

25.  Stamp Duty

     XCE shall pay promptly, and in any event before any penalty becomes payable, all stamp, documentary and similar Taxes, if any, payable in connection with the entry into, performance, enforcement or admissibility in evidence of this deed or any other document referred to in this deed, and shall indemnify the Collateral Agent against any liability with respect to, or resulting from any delay in paying or omission to pay, any such Tax.

25.1 Counterparts

     There may be several signed copies of this Debenture. There is intended to be a single Debenture and each signed copy is a counterpart of that Debenture.

26.  Contracts (Rights of Third Parties) Act 1999

     The parties to this Debenture do not intend that any term of this Debenture should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Debenture.

27.  Governing Law

     This Debenture is to be governed by and construed in accordance with English law.

28.  Jurisdiction

28.1 The courts of England are to have jurisdiction to settle any dispute arising out of or in connection with this Debenture ("Proceedings"). Any proceedings may therefore be brought in the English courts. This jurisdiction agreement is irrevocable and is for the exclusive benefit of the Collateral Agent. The Collateral Agent therefore is to retain the right to bring Proceedings in any court which has jurisdiction by virtue of rules which would be applicable apart from this jurisdiction agreement. Nothing contained in this Clause 28. shall limit the right of the Collateral Agent to take Proceedings against XCE in any other court or in the courts of more than one jurisdiction at the same time.

28.2 XCE irrevocably waives (and irrevocably agrees not to raise) any objection, on the ground of forum non conveniens or on any other ground, to the taking of Proceedings in any court referred to in this Clause 28 Each party also irrevocably agrees that a judgement against it in Proceedings brought in any jurisdiction referred to in this Clause 28 shall be conclusive and binding upon it and may be enforced in any other jurisdiction.

                                   SCHEDULE 1

                               ASSIGNED AGREEMENTS

                   [Details of loan agreements to be inserted]

                                   SCHEDULE 2
                   NOTICE OF ASSIGNMENT OF ASSIGNED AGREEMENTS

                                     Part 1
                          FORM OF NOTICE OF ASSIGNMENT

To:    [Name of counterparty to Assigned Agreement]

From: Xerox Capital (Europe) plc (the "Company") and

       Bank One, NA  (the "Collateral Agent")

                              NOTICE OF ASSIGNMENT

We refer to the [describe agreement(s)] made between ourselves and you on [date] pursuant to which [briefly describe agreement] (the "Relevant Agreement")

We, the Company, hereby give you notice that pursuant to a debenture dated
[     ], 2002, and made between ourselves and the Collateral Agent as agent and trustee for itself and certain lenders the "Secured Parties" (such debenture, as it may from time to time be amended, assigned, novated or supplemented, being below called the "Debenture"), we have assigned by way of security and charged and agreed to assign by way of security and charge, to the Collateral Agent, as agent and trustee for itself and the Secured Parties, all our rights, title, interest and benefit, present and future, under, to and in the Relevant Agreement.

Words and expressions defined in the Debenture shall have the same meaning when used in this letter.

A copy of [the Debenture/1/] [a summary of the material terms of the Debenture/2/] [is enclosed for your attention] [has previously been provided to you] and we request that you take note of its provisions.

Please note the following:

(a) The Company shall at all times remain solely liable to you for the performance of all of the obligations assumed by it under or in respect of the Relevant Agreement. Neither the Collateral Agent nor any of the Secured Parties will be under any liability or obligation of any kind in the event of any breach or failure by us to perform any obligation under the Relevant Agreement.

(b) The Collateral Agent has agreed that, notwithstanding the Debenture, the Company remains entitled to exercise all of the rights, powers, discretions and remedies which


--------------------------------------------------------------------------------

/1/ Delete this text if the Assigned Agreement is not an Intra-Group Loan Agreement.

/2/  Delete this text if the Assigned Agreement is an Intra-Group Loan
     Agreement.

       would (but for the Debenture) be vested in the Company under and in respect of the Relevant Agreement unless and except to the extent that the Collateral Agent gives you written notice of the occurrence of an Actionable Event of Default which is continuing or the acceleration of the Loans in accordance with the terms of the Credit Agreement (an "Event Notice"). Upon and after the giving of any such Event Notice, the Collateral Agent shall be entitled to exercise and give directions regarding the exercise of all or any of those rights, powers, discretions and remedies (to the exclusion of the Company and to the exclusion of any directions given at any time by or on behalf of the Company) to the extent specified in such notice.

(c) The Company irrevocably and unconditionally instructs you to pay the full amount of any sum which you are (or would, but for the Debenture, be) at any time obliged to pay to it under or in respect of the Relevant Agreement at all times after the Collateral Agent has given you an Event Notice, to such bank account as the Collateral Agent may from time to time specify to you.

(d) The Company has irrevocably and unconditionally appointed the Collateral Agent to be its attorney to do (among other things) all things which the Company itself could do in relation to the Relevant Agreement.

(e)    The Company confirms to you that:

       (i) in the event of any conflict between communications received from the Company and from the Collateral Agent, you shall treat the communication from the Collateral Agent as prevailing over the communication from the Company;

       (ii) you are and will at all times be permitted to assume and rely upon the correctness of anything communicated to you by the Collateral Agent including without limitation statements as to the occurrence of an Actionable Event of Default or acceleration of the Loans in accordance with the terms of the Credit Agreement; and

       (iii) none of the instructions, authorisations and confirmations in this notice can be revoked or varied in any way except with the Collateral Agent's specific prior written consent.

Please acknowledge receipt of this notice, and confirm your agreement to it, by executing and returning to the Collateral Agent an original copy of the Form of Acknowledgement attached to this notice of assignment.

This notice is governed by English law.

Yours faithfully,



..................................
For and on behalf of
Xerox Capital (Europe) plc



..................................
For and on behalf of
Bank One, NA
as agent and trustee for itself and the Revolving Lenders

                                     Part 2
                             FORM OF ACKNOWLEDGEMENT

                      [LETTERHEAD OF CONTRACT COUNTERPARTY]

To:    Bank One, NA
       One Bank One Plaza - IL 1-0631
       17th Floor
       Chicago,
       IL 60670

       (as agent and trustee for the Secured Parties referred to below)

       Attn:  [         ]

       Fax:   [         ]

Dear Sirs,

We acknowledge receipt of the notice dated [          ], (a copy of which is
attached to this letter) and the copy of the Debenture enclosed with that notice. Words and expressions defined in the Debenture have the same meanings in this letters.

[In consideration of the Secured Parties agreeing to provide finance and financial support pursuant to the Credit Agreement,] we confirm to you in the terms set out in this letter:

1. We consent to the assignment of the Relevant Agreement and have noted, and will act in accordance with, the terms of that notice.

2. We have not previously received notice of any other assignment of the Relevant Agreement and we are not aware of any interest of any third party in any of the Company's rights, benefits, interests or claims under or in respect of the Relevant Agreement.

3. We irrevocably and unconditionally agree to pay the full amount of any sum which we are (or would, but, for the Debenture, be) at any time obliged to pay under or in respect of the Relevant Agreement at all times after the Collateral Agent has given us an Event Notice, to such bank account as the Collateral Agent may from time to time specify.

4. We acknowledge that the Company shall at all times remain [solely] liable to us for the performance of all of the obligations assumed by it under the Relevant Agreement, and that neither the Collateral Agent nor any other Secured Party is or will be under any liability or obligation whatever in the event of any breach or failure by the Company to perform its obligations under the Relevant Agreement.

This letter is for the benefit of the Collateral Agent as agent and trustee for the Secured Parties and is governed by English Law.

Yours faithfully,



Signed for and on behalf of
[counterparty to Relevant Agreement]

By


..................................

(print name)

                                   SCHEDULE 3
                       PART A: FORM OF NOTICE TO INSURERS

To:    [Name and address of insurers]

                                                                          [Date]

Dear Sirs,

                              Notice of Assignment
                        Policy Number [ ] (the "Policy")

       We are writing to give you notice that Xerox Capital (Europe) plc ("XCE")
has by a debenture dated [         ], 2002 and made between XCE and Bank One, NA
(the "Collateral Agent"), acting as Collateral Agent and trustee for certain lenders (the "Secured Parties") assigned its interest under the Policy to the Collateral Agent as first chargee and assignee.

       We authorise and request you to issue a letter of undertaking, in the form attached, to the Collateral Agent and to act on the instructions of the Collateral Agent in the manner provided in that letter without any further reference to an authorisation from us and to arrange for the Collateral Agent's interest to be noted on the Policy.

       You may, without notice to us, disclose to the Collateral Agent any information concerning the Policy. We instruct you to make any disclosure concerning the Policy requested by the Collateral Agent. These instructions are irrevocable.

       We continue to be responsible for the performance of all our obligations under the Policy. Neither the Collateral Agent nor any of the Secured Parties has assumed any liability under the Policy and they are not responsible for any default under the terms of the Policy.

       Please sign the attached form of acknowledgement and undertaking and send it to the Collateral Agent at the address marked on that form.

                                Yours faithfully,


                           Xerox Capital (Europe) plc

          PART B: FORM OF ACKNOWLEDGEMENT AND UNDERTAKING FROM INSURERS

To:  Bank One, NA
     One Bank One Plaza - IL-1-0631
     17th Floor
     Chicago
     IL 60670

Attention:

                                                                          [Date]

Dear Sirs,

                           Xerox Capital (Europe) plc
                       Policy Number [    ] (the "Policy")

     We acknowledge receipt of the notice of assignment dated [     ] informing
us of your interest in the Policy.

1. We confirm that we have not received any other notice of any assignment of the Policy or the creation of any other security interest over it.

2. We have, as requested in the notice of charge noted your interest on the Policy. This note of your interest will remain on the Policy, and any renewals of the Policy, for so long as it, or those renewals, remain in force.

3.   We undertake to give you:

     (a)  seven days prior notice of any cancellation of this policy; and

     (b)  prompt notice of each of the following:

          (i)    any notice of cancellation;

          (ii)   any non-payment of premium;

          (iii) any restriction or reduction of the cover under the policy which diminishes the protection given by the policy to a material extent; and

          (iv) any matter of which the [Insurer] has knowledge which could invalidate the policy or make the policy unenforceable in whole or part."

4. We confirm that we regard Xerox Capital (Europe) plc as solely liable for the performance of all its obligations under the Policy and acknowledge that neither you nor any of the Lenders (as defined in the notice of charge) have any liability under the Policy.

     We have issued this acknowledgement in the knowledge that it is required by you in connection with the security granted to you.

                                Yours faithfully,



                                [Name of insurer]

EXECUTION AS A DEED



XCE

Executed as a deed by                    _____________________________
XEROX CAPITAL (EUROPE) PLC               Director
acting by [a director and its
secretary/two directors]                 _____________________________
                                         [Secretary/Director]



COLLATERAL AGENT

Executed as a deed by
BANK ONE, NA
acting by                                _____________________________
under its authority                      Authorised Signatory(ies)

                                                                     Exhibit C-3

                           DATE:               , 2002





                           XEROX CAPITAL (EUROPE) PLC



                                       and



                                  BANK ONE, NA
                               as Collateral Agent





                           --------------------------

                               DEBENTURE CREATING
                           FIXED AND FLOATING CHARGES

                           --------------------------







                                Slaughter and May
                                 One Bunhill Row
                                     London
                                    EC1Y 8YY

                                     RS/GMS

                                    CONTENTS

                                                                           Page
                                                                           ----
PART I: INTERPRETATION ...................................................    2

1.  Interpretation .......................................................    2

PART II: AGREEMENT TO PAY SECURED SUMS AND CREATION OF SECURITY ..........   10

2.  Agreement to pay Secured Sums ........................................   10

3.  Security .............................................................   10

4.  Perfection of the Charges ............................................   14

5.  Further Advances .....................................................   16

6.  Release of the Collateral ............................................   16

PART III: REPRESENTATIONS AND COVENANTS ..................................   18

7.  Representations ......................................................   18

8.  Covenants applicable to all Collateral ...............................   19

9.  Covenants applicable to other property ...............................   19

10. Further assurance ....................................................   21

11. Duration of covenants ................................................   21

PART IV: ENFORCEMENT AND OTHER RIGHTS ....................................   22

12. Enforcement ..........................................................   22

13. Receivers ............................................................   23

14. Rights of the Collateral Agent .......................................   27

15. Application of moneys ................................................   29

16. Liability of the Collateral Agent and other persons ..................   29

17. Protection of third parties ..........................................   30

18. Power of Attorney ....................................................   32

19. Notices ..............................................................   32

20. Invalidity ...........................................................   33

21. Assignment ...........................................................   33

22. Miscellaneous ........................................................   33

23. Currency Indemnity ...................................................   34

24. Certificate to Be Conclusive Evidence ................................   34

25. Stamp Duty ...........................................................   34

26. Contracts (Rights of Third Parties) Act 1999 .........................   35

27. Governing Law ........................................................   35

28. Jurisdiction .........................................................   35

SCHEDULE 1 ...............................................................   36

ASSIGNED AGREEMENTS ......................................................   36

[Details of loan agreements to be inserted] ..............................   36

SCHEDULE 2 NOTICE OF ASSIGNMENT OF ASSIGNED AGREEMENTS Part 1 FORM OF
NOTICE OF ASSIGNMENT .....................................................   37

Part 2 FORM OF ACKNOWLEDGEMENT ...........................................   40

SCHEDULE 3 PART A: FORM OF NOTICE TO INSURERS ............................   42

PART B: FORM OF ACKNOWLEDGEMENT AND UNDERTAKING FROM INSURERS ............   43